Exhibit 10.37

CASH UNIT AWARD AGREEMENT

THIS CASH UNIT AWARD AGREEMENT (the “Agreement”) is made between EVERCORE PARTNERS INC. (the “Company”) and                      (the “Participant”).

WHEREAS, the Company has determined that the Participant will receive an annual bonus (the “Bonus”); and

WHEREAS, the payment of a portion of the Bonus is subject to the Participant’s continued employment with the Company; and

WHEREAS, the Participant has elected to have this portion of the bonus notionally invested in one or more investment alternatives designated by the Participant; and

WHEREAS, this portion of the Bonus will be credited to a bookkeeping account in the Participant’s name, notionally invested and, as adjusted to reflect the results of such investment, distributed to the Participant upon the completion of the requisite service period.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Creation of Bookkeeping Account. Effective February 18, 2011 (the “Effective Date”), the Company will establish a bookkeeping account in the Participant’s name (the “Account”). The Company will credit to the Account an amount equal to [$            ], which amount will thereafter be subject to adjustment in accordance with Section 2, below.

2. Investment of Account Balance.

(a) The balance of the Account, as adjusted in accordance with the remainder of this Section 2 (the “Account Balance”), will be adjusted to track a hypothetical investment of equal amount, invested as of the Effective Date, in the investment funds the Participant specified on the Investment Selection Form attached hereto as Exhibit A. Therefore, following the Effective Date and until the date on which all amounts in the Account have been paid to the Participant or forfeited, the Account Balance will be adjusted to reflect income, gains, losses and dividends and distributions (which will be deemed reinvested in the distributing fund) attributable to the deemed investments and to reflect payments in respect of portions of the Account Balance that have become vested in accordance with Section 3, below.

(b) The Investment Selection Form attached hereto as Exhibit A sets forth the Participant’s initial allocation of his or her Account Balance among the investment funds made available for this purpose. The Participant acknowledges that, prior to the Effective Date, the Participant has received and reviewed current prospectuses for those funds.

(c) Prior to complete vesting or forfeiture of the Account Balance, the Participant will have two opportunities each year, in such manner and at such intervals as the Company will establish, to re-designate the investment fund(s) in which the Account Balance is deemed invested. For this purpose, the Participant may choose from any of the investment alternatives that the Company makes available as of the date of redesignation.

3. Vesting and Distribution of Account Balance.

(a) Unless otherwise provided herein, and subject to the continued employment of the Participant by the Company or any of its Affiliates through the relevant Vesting Event (as hereinafter defined), the Participant will become vested in the Account Balance as follows (the occurrence of each such event described herein, a “Vesting Event”):

(i) 25% of the then-current Account Balance will become vested on the first anniversary of the Effective Date; and

(ii) 33% of the then-current Account Balance will become vested on the second anniversary of the Effective Date; and

(iii) 50% of the then-current Account Balance will become vested on the third anniversary of the Effective Date; and

(iv) 100% of the then-current Account Balance will become vested on the fourth anniversary of the Effective Date; and

(v) any otherwise unvested portion of the then-current Account Balance will become 100% vested upon: (A) the occurrence of a Change in Control, (B) the Participant’s death, or (C) the Participant’s Disability.

(b) Any portion of the Account Balance that becomes vested will be paid to the Participant in cash within two and one-half months following the applicable Vesting Event. To the extent permitted by the Company, the Participant may elect the investment funds from which the vested portion of the Account Balance is distributed by providing the Company with appropriate notice, in the manner specified by the Company. All amounts distributable to the Participant will be subject to withholding for applicable taxes.

(c) Notwithstanding any other provision set forth in this Agreement, upon any cessation of the Participant’s employment with the Company or any of its Affiliates, any unvested portion of the then-current Account Balance (determined after application of Section 3(a)(v)(B) or (C), if applicable) will immediately and automatically be forfeited, and the Participant will have no further rights in respect thereof.

(d) In the event of the death of the Participant, the distribution of the Account Balance under this Section 3 will be made in accordance with the written beneficiary designation on file with the Company; provided, however, that, in the absence of any such written beneficiary designation, the distribution of the Account Balance will be made to the Participant’s estate. A form of beneficiary designation is attached hereto as Exhibit B.

4. Tax Consequences. The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s tax liability in connection with the creation of the Account or the deemed investment or distribution of the Account Balance. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and non-U.S. tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

5. Nature of Company’s Obligation.

(a) The Company’s sole obligation hereunder is to pay to the Participant an amount in cash equal to the vested portion of the Account Balance in accordance with Section 3. This obligation is purely contractual and should not be construed as creating a trust or any fiduciary relationship.

(b) It is the Company’s intention that this arrangement be unfunded for U.S. federal income tax purposes. Accordingly, the rights of the Participant under this Agreement will be no greater than those of an unsecured general creditor of the Company.

(c) This Agreement does not require the Company to segregate or maintain any asset or otherwise fund the obligation created hereunder, nor will anything herein be construed to give the Participant a right to any specific asset of the Company.

(d) No right to receive payment under this Agreement will be transferable or assignable by the Participant, or subject to anticipation, alienation, sale, pledge, encumbrance, attachment or garnishment by creditors of the Participant.

6. Representations and Warranties. By executing this Agreement, the Participant hereby represents, warrants, covenants, acknowledges and/or agrees that:

(a) The investment funds are not sponsored, promoted, endorsed, sold or issued by the Company, and the financial performance of the investment funds should not be expected to track the performance of the Company’s common stock;

(b) The Company makes no representation or warranty, express or implied, with respect to the performance of the investment funds at any time, and the Participant should review the prospectuses and other offering memoranda provided by the relevant fund managers before deciding how to direct the deemed investment of his or her Account Balance; and

(c) The Company has no obligation or liability in connection with the administration, marketing or trading of the investment funds.

7. Electronic Delivery of Documents. The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement. For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

8. No Right to Continued Employment. This Agreement will not be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any of its Affiliates. Further, the Company (or, as applicable, its Affiliates) may at any time dismiss the Participant, free from any liability or any claim under this Agreement, except as otherwise expressly provided herein.

9. General.

(a) Capitalized terms used but not defined herein will have the meanings defined in the Company’s 2006 Stock Incentive Plan.

(b) If an amount becomes payable to the Participant hereunder and, at that time, an amount is currently payable by the Participant to the Company or any of its Affiliates, the Company will offset the amount owed to the Participant hereunder by the amount of the Participant’s then current obligation to the Company and/or its Affiliates.

(c) This Agreement represents the entire agreement between the parties regarding the matters herein discussed and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to those matters. This Agreement may only be modified or amended in a writing signed by both parties.

(d) Neither this Agreement nor any rights or interest hereunder will be assignable by the Participant, his or her beneficiaries or legal representatives, and any purported assignment will be null and void.

(e) Either party’s failure to enforce any provision or provisions of this Agreement will not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.

(f) This Agreement will be governed by, and enforced in accordance with, the laws of the State of New York, without regard to the application of the principles of conflicts or choice of laws.

(g) This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative on the date below indicated.

EVERCORE PARTNERS INC.

By:
Nicol Grosso
Director-Human Resources
Date:

[EVERCORE PARTNERS INC. SIGNATURE PAGE TO

CASH UNIT AWARD AGREEMENT]

IN WITNESS WHEREOF, the Participant has executed this Agreement on the date below indicated.

PARTICIPANT

By:

Date:

[PARTICIPANT SIGNATURE PAGE TO

CASH UNIT AWARD AGREEMENT]